UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: September 12, 2007

(Date of earliest event reported)

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, AUSTIN, TEXAS 78701 (Address of Principal Executive Offices and Zip Code)

(512) 687-3427

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Agreement.

On September 12, 2007, the Registrant entered into a Second Addendum to the Independent Contractor Services Agreement between the Registrant and Mr. Michael Noonan, acting through Noonan Advisors LLC. The addendum to the original agreement, subject to the first addendum thereto, effective April 6, 2006, continues the Independent Contractor Services Agreement until July 31, 2008. Under the agreement, Mr. Noonan will receive $10,000 per month for services rendered as Vice-President Corporate to the Registrant.

Item 5.02. Departure of Officer; Appointment of Officer.

On September 12, 2007, the Registrant’s Board of Directors accepted the resignation of Mr. Michael Noonan as Caretaker Chief Executive Officer. Mr. Noonan will remain as Vice-President Corporate and Secretary to the Registrant. In relation to his continued services, as described above, Mr. Noonan’s Independent Contractor Services Agreement has been extended for an additional year, until July 31, 2008.

On September 12, 2007, following the resignation of Mr. Michael Noonan as Caretaker Chief Executive Officer, the Registrant’s Board of Directors appointed Mr. Karim Jobanputra as Caretaker Chief Executive Officer. Mr. Jobanputra will act as the Registrant’s Principal Executive Officer on an interim basis while the Registrant’s Board of Directors conducts a diligent search for a permanent replacement. The Registrant’s Board of Directors expects to complete its search in the fall of 2007.

In exchange for his services as Caretaker Chief Executive Officer, Mr. Jobanputra has agreed to accept no additional compensation, outside of the director fees that he currently receives as a director to the Registrant. The Company has agreed to cover all costs and expenses incurred by Mr. Jobanputra in regard to his services as Caretaker Chief Executive Officer.

Mr. Jobanputra, age 44, is a businessman and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international business development, and also works as a self-employed consultant based in the United Kingdom. For the past five years he has provided consulting services to companies in the areas of corporate finance and business development in the Pan-Asian and Middle Eastern markets, including Indonesia, Qatar, Saudi Arabia, India and China. Mr. Jobanputra has been a director of O2Diesel Corp. since July 15, 2003. Mr. Jobanputra was nominated as a director by Sheikh Hamad Bin Jassim Bin Jabr al-Thani, who currently controls 12,222,224 shares of the Registrant’s common stock. Most recently, Mr. Jobanputra founded and is a shareholder of Qatar Energy Partners (QEP), which has obtained a license for the shipping of liquefied natural gas (LNG) in the State of Qatar.

Mr. Jobanputra is not related by blood, marriage or adoption to any other director or executive officer of the Registrant. To the Registrant’s knowledge, there is no arrangement or understanding between any of its officers and any other person pursuant to which the officer was selected to serve as an officer.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: September 12, 2007	By: /s/ Karim Jobanputra _______________________________________ Karim Jobanputra Caretaker Chief Executive Officer